UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

INDUSTRIES INTERNATIONAL, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-32053	87-0522115
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4/F Wondial Building, Keji South 6 Road
Shenzhen High-Tech Industrial Park, Shenzhen Road
Shenzhen, People's Republic of China
(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 755-26520839

Not applicable
(Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

This Amendment No. 1 to Form 8-K relates to Industries International, Incorporated (the “Company”) and the changes in its Certifying Accountant, Moores Rowland and Mazars, as previously reported in Item 4 on From 8-K (SEC File No. 000-32053) on July 1, 2004.

This Amendment No. 1 is filed for the purpose of attaching a letter from the Company’s former independent accountants regarding its disagreement with statements made by the Company on Form 8-K filed July 1, 2004 concerning the Certifying Accountant’s resignation as the Company’s principal accountant.

(c) Exhibits

Exhibit No. 16.1

16.1 Letter of Moores Rowland Mazars

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIES INTERNATIONAL, INCORPORATED

By:	/s/ Kit Tsui

Kit Tsui
Chief Executive Officer

Date: July 13, 2004

Exhibits Filed With This Report

Exh. No.   Description
--------     -----------
16.1          Letter of Moores Rowland Mazars